Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information, contact:
Nancy Shipp, (Investors) 206.388.3136
bluenileir@bluenile.com
John Baird, (Media) 206.336.6755
johnb@bluenile.com
Blue Nile Announces First Quarter 2006 Financial Results
Blue Nile Reports Q1 Net Sales of $50.7 Million, up 14.9% from Prior Year
Achieves Q1 Earnings Per Diluted Share of $0.13
Trailing Twelve Months’ Non-GAAP Free Cash Flow of $29.6 Million Increases 53.9% Year Over Year
Announces $6.1 Million in Q1 Share Repurchases
SEATTLE, May 2, 2006 — Blue Nile, Inc. (Nasdaq: NILE) reported financial results for its first quarter ended April 2, 2006.
Blue Nile reported net sales of $50.7 million in the first quarter of 2006, compared to net sales of $44.1 million in the first quarter of 2005, an increase of 14.9%. Net income in the first quarter totaled $2.4 million, or $0.13 per diluted share, compared to $2.6 million, or $0.14 per diluted share, in the prior year. In the first quarter of 2006, the Company adopted the new accounting requirements, SFAS 123R, related to expensing stock-based compensation, which reduced net income by $0.03 per diluted share.
Non-GAAP free cash flow increased 53.9% to $29.6 million for the trailing twelve month period ended April 2, 2006, compared to $19.2 million for the trailing twelve month period ended April 3, 2005. Net cash provided by operating activities increased 47.4% to $31.1 million for the trailing twelve month period ended April 2, 2006, compared to $21.1 million for the trailing twelve month period ended April 3, 2005.
“Our first quarter net sales growth reflects our focus on providing an exceptional experience for our customers,” said Mark Vadon, Chief Executive Officer. “We are pleased with the sales growth we achieved in the first quarter, despite the challenging cost environment for online marketing, while performing at a high level of execution for our customers and operating efficiently throughout the business. Our trailing twelve month free cash flow results at the end of the first quarter highlight the strong cash flow generation capabilities of our business model.”
Mr. Vadon added, “Through the balance of 2006, we will focus on enhancing the Blue Nile customer experience and building upon our market leadership position in online diamond and jewelry retailing. We will remain disciplined in our focus on profitable growth.”
Blue Nile also announced that it repurchased 187,400 shares of its common stock during the quarter ended April 2, 2006 for $6.1 million. On February 7, 2006, Blue Nile announced that its Board of Directors had authorized the repurchase of up to $100 million of the Company’s common stock over 24 months. Since February 2005, the Company has repurchased 752,575 shares of its common stock, or 4% of shares outstanding.

Other Financial Highlights
•	This is the first quarter that Blue Nile’s financial results include stock-based compensation expense from the adoption of the new accounting standard, SFAS 123R.

•	Cash, cash equivalents and marketable securities totaled $89.7 million at April 2, 2006.

•	Gross profit for the first quarter of 2006 was $10.4 million, compared to $9.7 million in the first quarter of 2005, an increase of 7.0%. Gross profit as a percentage of net sales was 20.5% in the first quarter of 2006 compared to 22.0% in the first quarter of 2005.

•	Selling, general and administrative expense for the first quarter of 2006 was $7.7 million, compared to $6.1 million in the first quarter of 2005. This increase reflects the Company’s increase in net sales, additional stock-based compensation expense due to the implementation of SFAS 123R and increased marketing expenses. As a percentage of net sales, selling, general and administrative expenses were 15.2% in the first quarter, compared to 13.9% in the first quarter of 2005.

•	Stock-based compensation expense totaled $880,000 in the first quarter of 2006, of which, $810,000 was incremental expense related to the adoption of SFAS 123R. Of the $880,000 stock-based compensation expense recognized in the first quarter, $865,000 was recognized as selling, general and administrative expense and $15,000 was included in cost of sales.

•	Capital expenditures in the first quarter of 2006 totaled $608,000, compared to $157,000 in the first quarter of 2005.
Financial Guidance
The following forward-looking statements reflect Blue Nile’s expectations as of May 2, 2006. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the second quarter 2006 (Quarter Ending July 2, 2006):
•	Second quarter net sales are expected to be between $51.0 million and $54.0 million.

•	Net income is expected to be between $0.11 and $0.12 per diluted share. The estimated net income per diluted share includes the estimated impact of expensing stock options under SFAS 123R of approximately $0.03 to $0.04.
Expectations for the full year 2006 (Year Ending December 31, 2006):
•	Net sales are expected to be between $230.0 million and $245.0 million.

•	Net income is expected to be in a range of $0.64 to $0.72 per diluted share. The estimated net income per diluted share includes the estimated impact of expensing stock options under SFAS 123R of approximately $0.14 to $0.16.

•	The effective tax rate for the full year 2006 is expected to be approximately 35.5%.

•	Capital expenditures are expected to be between $2.4 million and $3.0 million.
Effective with our fiscal year that began on January 2, 2006, the Company adopted the new accounting requirements related to expensing stock-based compensation in accordance with SFAS 123R. Stock-based compensation expense had a significant impact on our net income and earnings per diluted share in the first quarter, as noted above and will continue to have a significant impact on our net income and diluted earnings per share in the future. Actual stock-based compensation expense in future periods may differ from the estimates noted above based on the timing and amount of options granted, the assumptions used in valuing these options and other factors.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial performance, estimated stock-based compensation expense, anticipated effective tax rate, anticipated capital expenditures and plans to grow our business and build our brand. Words such as “expect,” “anticipate” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, the strength of our brand, competition, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 1, 2006. Additional information will also be set forth in our quarterly report on Form 10-Q for the quarter ended April 2, 2006, which will be filed with the Securities and Exchange Commission in May 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
The Company will host a conference call to discuss its first quarter 2006 financial results on May 2, 2006 at 5:00 p.m. ET/2:00 p.m. PT. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement Blue Nile’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Blue Nile uses non-GAAP free cash flow and non-GAAP net income as measures of certain components of financial performance. Blue Nile defines non-GAAP free cash flow as net cash provided by operating activities less cash outflows for purchases of fixed assets, including internal use software and website development, and defines non-GAAP net income as GAAP net income excluding SFAS 123R stock-based compensation expense and the related income tax effect. Blue Nile’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile’s management believes that non-GAAP free cash flow provides meaningful supplemental information regarding liquidity. Blue Nile believes that both management and investors benefit from referring to this non-GAAP measure in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP free cash flow calculation provides consistency in Blue Nile’s financial reporting and comparability with similar companies in Blue Nile’s industry.
A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	April 2, 2006	April 3, 2005
Net cash used in operating activities	$(19,776)	$(19,652)
Purchases of fixed assets, including internal-use software and website development	(608)	(157)

Non-GAAP free cash flow	$(20,384)	$(19,809)

	Twelve months	Twelve months
	ended	ended
	April 2, 2006	April 3, 2005
Net cash provided by operating activities	$31,148	$21,137
Purchases of fixed assets, including internal-use software and website development	(1,523)	(1,888)

Non-GAAP free cash flow	$29,625	$19,249

Effective January 2, 2006, the Company adopted the provisions of SFAS 123R using the modified prospective transition method, which requires measurement of compensation cost for all options granted at fair value on the date of grant and recognition of compensation expense over the service period for those options expected to vest. Prior period financial statements are not required to be revised to reflect this change.

Prior to January 2, 2006, the Company accounted for its employee compensation plans under the recognition and measurement provisions of APB 25 and related interpretations including Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25.” Under APB 25, compensation expense was recognized for the difference between the fair value of our stock on the date of grant and the exercise price.
Blue Nile’s management believes that non-GAAP net income, defined as GAAP net income excluding the impact of recording stock-based compensation expense in accordance with SFAS 123R and the related tax effect, provides meaningful supplemental information regarding the Company’s operating performance. Management is providing the table below because management believes it provides useful information to investors regarding the Company’s results of operations by separately identifying the impact of recording stock-based compensation expense in accordance with SFAS 123R.
The application of SFAS 123R had the following effect on reported amounts for the first quarter of 2006 relative to the amounts that would have been recorded under the recognition and measurement provisions of APB 25 (in thousands, except per share amounts):

	Quarter Ended April 2, 2006
	Using Previous	SFAS 123R
	Accounting (APB 25)	Adjustments	As Reported
Net sales	$50,694	$—	$50,694
Cost of sales	40,312	13	40,325

Gross profit	10,382	(13)	10,369

Selling, general and administrative expenses	6,907	797	7,704

Operating income	3,475	(810)	2,665

Other income (expense) net:
Interest income	985	—	985

Income before income taxes	4,460	(810)	3,650
Income tax expense	1,589	(294)	1,295

Net income	$2,871	$(516)	$2,355

Basic net income per share	$0.17	$(0.03)	$0.14

Diluted net income per share	$0.16	$(0.03)	$0.13

Shares used for computation (in thousands):
Basic	17,354	—	17,354
Diluted	18,303	(67)	18,236
About Blue Nile, Inc.
Blue Nile is a leading online retailer of high quality diamonds and fine jewelry. The Blue Nile websites showcase thousands of independently certified diamonds and styles of fine jewelry, including rings, wedding bands, earrings, necklaces, pendants, bracelets and watches. Blue Nile can be found online at www.bluenile.com, www.bluenile.ca and www.bluenile.co.uk. Blue Nile is traded on the Nasdaq National Market under the trading symbol NILE.

BLUE NILE, INC.
Condensed Consolidated Balance Sheets

	April 2,	January 1,
	2006	2006
	(Unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$61,820	$71,921
Restricted cash	117	119
Marketable securities	27,782	42,748

Total cash and marketable securities	89,719	114,788
Trade accounts receivable	613	1,567
Other accounts receivable	239	310
Inventories	13,681	11,764
Deferred income taxes	2,103	3,223
Prepaids and other current assets	641	844

Total current assets	106,996	132,496
Property and equipment, net	3,423	3,261
Intangible assets, net	344	352
Deferred income taxes	2,178	1,819
Other assets	77	77

Total assets	$113,018	$138,005

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,412	$50,157
Accrued liabilities	3,463	5,262
Current portion of deferred rent	205	208

Total current liabilities	32,080	55,627
Deferred rent, less current portion	807	863
Commitments and contingencies
Stockholders’ equity:
Common stock	19	19
Additional paid-in capital	108,609	106,341
Deferred compensation	(410)	(480)
Accumulated other comprehensive income (loss)	(1)	5
Accumulated deficit	(4,007)	(6,362)
Treasury stock	(24,079)	(18,008)

Total stockholders’ equity	80,131	81,515

Total liabilities and stockholders’ equity	$113,018	$138,005

          Note: The balance sheet at January 1, 2006 has been derived from the audited financial statements at that date.

BLUE NILE, INC.
Condensed Consolidated Statements of Operations

	Quarter Ended
	April 2,	April 3,
	2006	2005
	(Unaudited)
	(in thousands, except per share data)
Net sales	$50,694	$44,116
Cost of sales	40,325	34,429

Gross profit	10,369	9,687

Selling, general and administrative expenses	7,704	6,123

Operating income	2,665	3,564

Other income (expense) net:
Interest income	985	501

Income before income taxes	3,650	4,065
Income tax expense	1,295	1,463

Net income	$2,355	$2,602

Basic net income per share	$0.14	$0.15

Diluted net income per share	$0.13	$0.14

Shares used for computation (in thousands):
Basic	17,354	17,752
Diluted	18,236	18,801

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows

	Year to Date Ended
	April 2,	April 3
	2006	2005
	(Unaudited)
	(in thousands)
Operating activities:
Net income	$2,355	$2,602
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	468	415
Loss on disposal of fixed assets	—	5
Stock-based compensation	890	81
Deferred income taxes	1,220	1,378
Excess tax benefit from exercise of stock options	(418)	—
Changes in assets and liabilities:
Receivables, net	1,025	(30)
Inventories	(1,918)	(1,042)
Prepaid expenses and other assets	203	158
Accounts payable	(21,745)	(20,144)
Accrued liabilities	(1,797)	(3,018)
Deferred rent	(59)	(57)

Net cash used in operating activities	(19,776)	(19,652)

Investing activities:
Purchases of property and equipment	(608)	(157)
Proceeds from the sale of property and equipment	1	1
Purchases of marketable securities	(20,043)	(22,066)
Proceeds from the sale of marketable securities	35,000	37,000
Transfers of restricted cash	2	(118)

Net cash provided by investing activities	14,352	14,660

Financing activities:
Repurchase of common stock	(6,071)	(1,114)
Proceeds from stock option exercises	976	141
Excess tax benefit from exercise of stock options	418	—

Net cash used in financing activities	(4,677)	(973)

Net decrease in cash and cash equivalents	(10,101)	(5,965)

Cash and cash equivalents, beginning of period	71,921	59,499

Cash and cash equivalents, end of period	$61,820	$53,534